UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2024

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2024, CDW Corporation (the “Company”) and Christina M. Corley, the Company’s current Chief Commercial and Operating Officer, agreed that Ms. Corley will transition to the role of President, International and Vice Chair of the Company, effective October 25, 2024 through December 31, 2025, with responsibility for the Company’s international strategy and businesses. From January 1, 2026 through December 31, 2026 (the “Executive Advisor Term”), Ms. Corley will serve as Executive Advisor to the Company, supporting the priorities that are most critical to accelerating the Company’s growth strategy, with a particular focus in the areas of key customer and partner strategy, M&A, and leadership development and coaching. Ms. Corley is expected to retire from the Company at the end of the Executive Advisor Term.

On October 24, 2024, the Company and Ms. Corley entered into a letter agreement memorializing the terms of her continued service with the Company. While serving as President, International and Vice Chair, Ms. Corley’s compensation levels will remain unchanged. For her service as Executive Advisor, Ms. Corley’s annual base salary will be $60,000 and she will be eligible to receive a cash bonus of $500,000, payable in equal installments in June and December 2026, and a restricted stock unit award with a grant date fair value of $1,000,000, vesting on the expiration of the Executive Advisor Term, subject to her continued employment through such date. Upon any termination of Ms. Corley by the Company without cause on or after January 1, 2026, Ms. Corley will be entitled to payment in full of the cash bonus, payable within 60 days following such termination, and full vesting of the restricted stock unit award. In addition, Ms. Corley will no longer have a right to terminate employment due to Good Reason under her Compensation Protection Agreement, and as of January 1, 2026, Ms. Corley will cease to be eligible for severance benefits under her Compensation Protection Agreement other than certain continued medical plan access in the event of a termination other than for cause. The foregoing is only a summary of the material terms of the letter agreement with Ms. Corley and does not purport to be complete, and is qualified in its entirety by reference to the letter agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on October 25, 2024 announcing the transition described in Item 5.02, which is furnished hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated October 24, 2024, by and between CDW Corporation and Christina M. Corley.

99.1	Press release dated October 25, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: October 25, 2024	By:	/s/ Frederick J. Kulevich
Frederick J. Kulevich
Senior Vice President, General Counsel and Corporate Secretary